Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7300
Investor Contacts:
Fortress International Group, Inc.
Harvey L. Weiss
Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Lee Roth / Brandi Floberg
Phone: (212) 481-2050
figi@tpg-ir.com

Fortress International Group Announces Changes to Senior Management and Board of Directors
Operations Executive Anthony Angelini Named CEO and Director; Thomas P. Rosato Appointed Chairman; Peter Woodward Named Director

COLUMBIA, Md., January 3, 2012 -- Fortress International Group, Inc. (Other OTC: FIGI), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced that it has appointed Anthony Angelini CEO and a Director, effective January 3, 2012. Mr. Angelini replaces Thomas P. Rosato, who will remain with the Company as non-executive Chairman of the Company’s board of directors. John Morton, Fortress’ outgoing Chairman, will serve as an advisor to the Board through the first quarter of 2012 to assist with the transition.

Additionally, the Company announced that Messrs. William L. Jews and Asa Hutchinson have resigned from the Board of Directors. The three directors resigned in agreement with the management changes announced today and the strategic direction set out for Fortress’ new management team.  Peter Woodward, founder and President of MHW Capital Management, joins the Board and will serve as Chairman of the Audit Committee. The Company has commenced a search for an additional independent Director to fill the remaining vacancy on the Board.

“I am thrilled to welcome Anthony to the Fortress executive team and Board of Directors. He has assisted us for the past several months as a consultant, and has already made a number of meaningful contributions toward our operations, business development strategy and overall corporate direction,” said Thomas P. Rosato. “Anthony joins the Company with over two decades of management and operational experience, and I look forward to working with him in my new role as Chairman to help advance Fortress to the next level of growth and success. I also would like to welcome Peter to our Board. He is very familiar with our company and industry and his capital markets experience will prove invaluable as we work toward the continued improvement of our business.”

Commenting on his new position, Anthony Angelini, Chief Executive Officer of Fortress, stated, “I am grateful to Tom and the Board for giving me the opportunity to lead this company into 2012 and beyond. Fortress’ suite of services is among the best in the industry, and the Company has a stellar reputation among data center owners and operators. With the direction and objectives established by the departing Board members, I believe we are on the right track to continue to build our business, and I am very excited about the growth opportunities that lie ahead for the Company.”

Mr. Rosato added, “We are excited to have Anthony and Peter join our Board, and I would like to thank outgoing Directors John, Asa and Bill for their significant contributions to Fortress’ direction and development over the last five years, which have led us to the changes announced today. These Directors were instrumental in leading the Company through several challenging periods, including the global economic slowdown that severely impacted our end markets. With their guidance, we were able to not only survive the downturn, but to emerge from it with a stronger business, balance sheet and organizational structure.  They are leaving the Company with a solid foundation and strategy on which to build and I am confident that with these changes, Fortress is ideally positioned for long-term success.”

Prior to joining Fortress, Mr. Angelini ran his own consulting company, working with private and public companies in the areas of operations and growth strategy development. Before establishing this firm in 2007, he spent eight years at Zomax, Inc., a provider of supply chain solutions to many of the largest technology companies. Zomax was acquired by a private equity firm in late 2006. During his tenure at Zomax, Mr. Angelini held multiple executive-level positions, including CEO from 2004-2006. He led the Company’s transition from a commodity CD/DVD manufacturer to a value-added provider of business process outsourcing services, oversaw several large strategic acquisitions and implemented programs that generated revenue growth and profitability while reducing fixed costs, SG&A and production expenses. He has over 20 years of experience as an operator and business development leader, specializing in services businesses.

Mr. Woodward is President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. Prior to founding MWH in 2005, Mr. Woodward was a Managing Director at Regan Fund Management Ltd., a hedge fund group specializing in active equity investments in public companies and revitalizing their business plans. In addition to serving on the Fortress Board, Mr. Woodward is currently Chairman of Hampshire Group, Inc. and a director of SMF Energy Corp. Previously, he served as a Director at NewsEdge Corp., Zomax, Inc. and Innodata-Isogen, Inc. Mr. Woodward holds a Bachelor of Arts degree in Economics from Colgate University and a Master’s degree in International Economics from Columbia University.  He is a Chartered Financial Analyst.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty whether the Company can raise substantial additional funds to continue its operations; risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; the uncertainty whether potential contracts and our backlog would materialize; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity;  uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.